Exhibit 99.1

Salary.com™ Reports Record Financial Results for Third Quarter 2008

Third quarter revenue up 52% on a year-over-year basis;

Record quarterly operating cash flow of $2.3 million reported

WALTHAM, Mass. – January 31, 2008 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation and talent management solutions, today announced financial results for its third quarter of fiscal 2008, which ended December 31, 2007. Third quarter revenue was $9.2 million, an increase of 52% from the third quarter of fiscal 2007 and 8% sequentially.

Cash flow from operations was $2.3 million for the third quarter of fiscal 2008, compared to $1.4 million in the third quarter of fiscal 2007 and $1.5 million in the prior quarter. Year-to-date operating cash flow was $5.4 million, compared to $2.0 million in the same period in the prior year, an increase of over 170%. Total deferred revenue was $20.9 million at the end of the quarter, an increase of 36% year-over-year and 14% sequentially.

Kent Plunkett, Founder and Chief Executive Officer stated, “Q3 was a solid quarter, highlighted by record revenue, expansion of our customer base, and continued strong cash flow generation. In the third quarter we expanded our product offerings with enriched data sets for our compensation management solutions and we added key competencies to our talent management solution, which gained additional traction in the quarter.”

Financial Highlights

— Revenue of $9.2 million.

— Cash flow from operations of $2.3 million and free cash flow, a non-GAAP measure, of $2.2 million.

— On a GAAP basis, Salary.com reported a net loss attributable to common stockholders of $3.1 million, or ($0.22) per diluted share, in the third quarter of fiscal 2008, compared to a net loss of $2.2 million, or ($0.43) per diluted share, in the third quarter of fiscal 2007.

— On a non-GAAP basis, excluding the impact of stock-based compensation expense, amortization of intangibles and accretion of preferred stock, Salary.com reported a net loss attributable to common stockholders of $848,000, or ($0.06) per diluted share, in the third quarter of fiscal 2008, compared to a net loss of $1.0 million, or ($0.20) per diluted share, in the third quarter of fiscal 2007.

— Cash and cash equivalents at the end of the third quarter of fiscal 2008 were $35.6 million, compared to $39.4 million at the end of the second quarter, with the decrease resulting from the acquisition completed during the quarter, partially offset by cash from operations.

— Current deferred revenue grew to $19.4 million at the end of the third quarter, an increase from $17.2 million at the end of the second quarter. Total deferred revenue was $20.9 million at the end of the third quarter, which represented an increase from $18.3 million at the end of the second quarter.

Chris Power, Salary.com’s Chief Financial Officer said, “With revenue at the upper end of expectations and continued cost management, we produced a smaller non-GAAP net loss than had been anticipated. This demonstrates our business model leverage and also contributed to healthy operating cash flow in the quarter.”

Business Highlights

— As announced on December 27, 2007, Salary.com acquired the assets of Schoonover Associates, Inc. and established the industry’s premier competency management data and consulting services group, headed by Dr. Stephen Schoonover. This addition further enhances Salary.com’s proprietary datasets and bolsters the company’s talent management offerings.

— As announced on January 2, 2008, Chris Power joined Salary.com as Chief Financial Officer. Mr. Power was Chief Financial Officer of Global Operations at Monster Worldwide where he led a team of 300 professionals across more than 30 countries and was responsible for all financial operations and strategic planning for Monster Worldwide and its business units.

— During the third quarter, over 250 new enterprise subscribers were added, bringing the total enterprise subscriber count to more than 2,700.

— New customer additions in the third quarter included marquee names such as: Harry Winston, Lord & Taylor LLC, P.F. Chang’s China Bistro, Inc., Quiksilver, Inc., Starent Networks Corporation, United States Fire Insurance Company AKA Crum and Forster, and JumpTV Inc.

Plunkett added, “Companies continue to focus on employee retention and development to build a more effective and more efficient workforce. Customers recognize that Salary.com’s domain expertise, broad and deep datasets, on-demand software, and services offerings permit them to execute their talent management initiatives to improve overall workforce performance. Salary.com continues to be a beneficiary of these trends with rapid adoption of our leading compensation and talent management solutions improving both our market position and our financial position.”

Business Outlook

For the fourth quarter of fiscal 2008, Salary.com expects total revenue in the range of $9.6 to $10.1 million. Non-GAAP net loss, which excludes non-cash stock-based compensation expenses of approximately $1.6 million and amortization of intangibles of approximately $0.8 million, is expected to be in the range of $1.1 to $1.3 million. GAAP loss for the fourth quarter of fiscal 2008 is expected to be in the range of $3.4 to $3.6 million. Weighted average shares for the quarter are estimated to be approximately 14.2 million shares.

Salary.com expects total revenue in fiscal 2008 to be in the range of $34.8 to $35.3 million, a slight increase compared to the company’s prior outlook. Cash flow from operations is expected to be in the range of $7.8 to $8.2 million for the full fiscal year, consistent with the company’s prior outlook. Non-GAAP net loss, which excludes non-cash impact of stock-based compensation expense of approximately $5.0 million and amortization of intangibles of approximately $1.8 million, is expected to be in the range of $3.6 to $3.8 million. On a GAAP basis, net loss for fiscal 2008 is expected to be in the range of $10.4 to $10.6 million. Weighted average basic shares for the year are estimated to be approximately 13.8 million shares.

Conference call

What:	Salary.com third quarter fiscal 2008 financial results conference call and webcast
When:	Thursday, January 31, 2008
Time:	5:00 PM ET
Live Call:	(877) 604-9667, domestic
(719) 325-4891, international
Replay:	(888) 203-1112, conference ID 4865874
(719) 457-0820, conference ID 4865874, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com provides companies of all sizes comprehensive on-demand software applications that are tightly integrated with its own proprietary compensation data sets, thereby automating the essential elements of the compensation management process and significantly improving the effectiveness of its client’s compensation spend. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, integration and performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

Media:

Schwartz Communications

Bill Keeler, 781-684-0770

Investors:

Salary.com, Inc.

Chris Power, CFO, 781-464-7889

or

Integrated Corporate Relations

Garo Toomajanian, 781-464-7340

Salary.com, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2007	March 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,610,193	$49,016,389
Accounts receivable, net of allowance for doubtful accounts	5,722,287	3,364,931
Prepaid expenses and other current assets	483,564	891,483
Deferred customer acquisition costs, current portion	817,795	870,224

Total current assets	42,633,839	54,143,027

Property, equipment and software, net	1,678,370	1,937,250
Goodwill and intangible assets, net	19,672,145	2,189,632
Other assets	1,633,490	405,564

Total assets	$65,617,844	$58,675,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued compensation	$3,328,950	$2,506,311
Accrued expenses and other current liabilities	2,973,905	1,104,714
Subscription payable	435,319	693,638
Deferred revenue, current portion	19,399,718	15,506,966

Total current liabilities	26,137,892	19,811,629

Deferred revenue, net of current portion	1,509,137	880,688
Long term liabilities	118,900	—

Total liabilities	27,765,929	20,692,317

Total stockholders' equity
Total stockholders' equity	37,851,915	37,983,156

Total liabilities and stockholders' equity	$65,617,844	$58,675,473

Salary.com, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue:
Subscription revenues	$8,505,001	$5,483,659	$23,044,314	$14,764,539
Advertising revenues	681,237	553,898	2,149,100	1,870,272

Total revenues	9,186,238	6,037,557	25,193,414	16,634,811
Cost of revenues (1)	2,207,843	1,483,719	5,713,555	3,657,293

Gross profit	6,978,395	4,553,838	19,479,859	12,977,518

Operating expenses:
Research and development (1)	1,368,336	1,181,066	3,477,498	2,807,174
Sales and marketing (1)	5,242,386	3,396,088	13,567,991	9,047,745
General and administrative (1)	3,597,532	1,973,933	10,144,327	4,974,978
Amortization of intangible assets	320,938	24,250	736,489	101,748

Total operating expenses	10,529,192	6,575,337	27,926,305	16,931,645

Loss from operations	(3,550,797)	(2,021,499)	(8,446,446)	(3,954,127)

Other income (expense):
Interest income	494,868	348	1,569,763	6,446
Interest expense	—	(26,080)	—	(77,639)
Other income (expense)	21,086	(114)	56,079	(2,314)

Total other income (expense)	515,954	(25,846)	1,625,842	(73,507)

Loss before provision for income taxes	(3,034,843)	(2,047,345)	(6,820,604)	(4,027,634)
Provision for income taxes	49,400	—	138,900	—

Net loss	(3,084,243)	(2,047,345)	(6,959,504)	(4,027,634)
Accretion of preferred stock	—	(128,999)	—	(386,998)

Net loss attributable to common stockholders	$(3,084,243)	$(2,176,344)	$(6,959,504)	$(4,414,632)

Net loss attributable to common stockholders per share—basic and diluted	$(0.22)	$(0.43)	$(0.51)	$(0.90)

Weighted average shares outstanding—basic and diluted	13,975,690	5,112,639	13,647,881	4,915,880
(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Cost of revenues	$224,549	$177,752	$512,589	$233,030
Research and development	138,821	169,434	257,568	206,573
Sales and marketing	691,648	377,434	1,273,498	513,575
General and administrative	588,132	274,438	1,432,159	533,480

	$1,643,150	$999,058	$3,475,814	$1,486,658

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(3,084,243)	$(2,047,345)	$(6,959,504)	$(4,027,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	871,087	225,848	1,852,672	657,539
Stock-based compensation	1,643,150	999,058	3,475,814	1,486,658
Other non-cash items	44,620	209,477	312,975	259,926
Change in operating assets and liabilities	2,831,709	2,020,850	6,730,446	3,600,528

Net cash provided by operating activities	2,306,323	1,407,888	5,412,403	1,977,017

Cash flows from investing activities:
Cash paid for acquisition of business	(3,687,925)	(292,500)	(15,666,510)	(660,000)
Cash paid for intangible assets	(2,160,181)	(1,500,000)	(2,382,906)	(1,500,000)
Increase in restricted cash	(431,323)	—	(731,323)	—
Purchases of property and equipment	(34,949)	(359,687)	(216,106)	(948,110)
Capitalization of software development costs	(48,084)	(30,991)	(282,513)	(124,147)

Net cash used in investing activities	(6,362,462)	(2,183,178)	(19,279,358)	(3,232,257)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	225,021	386,486	463,995	635,773
Net proceeds from revolving lines of credit	—	527,778	—	3,527,778
Stock issuance costs	—	(1,899,825)	—	(1,899,825)

Net cash provided by (used in) financing activities	225,021	(985,561)	463,995	2,263,726

Effect of exchange rate changes on cash and cash equivalents	(2,911)	—	(3,236)	—

Increase (decrease) in cash and cash equivalents	(3,834,029)	(1,760,851)	(13,406,196)	1,008,486
Cash and cash equivalents, beginning of period	39,444,222	4,583,052	49,016,389	1,813,715

Cash and cash equivalents, end of period	$35,610,193	$2,822,201	$35,610,193	$2,822,201

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations	$(3,550,797)	$(2,021,499)	$(8,446,446)	$(3,954,127)
Amortization of intangible assets	320,938	24,250	736,489	101,748
Amortization of intangible assets (included in cost of revenues)	272,080	—	306,948	—
Stock-based compensation	1,643,150	999,058	3,475,814	1,486,658

Non-GAAP loss from operations	$(1,314,629)	$(998,191)	$(3,927,195)	$(2,365,721)

Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders	$(3,084,243)	$(2,176,344)	$(6,959,504)	$(4,414,632)
Accretion of preferred stock	—	128,999	—	386,998
Amortization of intangible assets	320,938	24,250	736,489	101,748
Amortization of intangible assets (included in cost of revenues)	272,080	—	306,948	—
Stock-based compensation	1,643,150	999,058	3,475,814	1,486,658

Non-GAAP net loss attributable to common stockholders	$(848,075)	$(1,024,037)	$(2,440,253)	$(2,439,228)

Non-GAAP net loss attributable to common stockholders per share	$(0.06)	$(0.20)	$(0.18)	$(0.50)

Weighted average shares outstanding - basic and diluted	13,975,690	5,112,639	13,647,881	4,915,880
Reconciliation of GAAP cash flow from operations to non-GAAP free cash flow:
GAAP cash flow from operations	$2,306,323	$1,407,888	$5,412,403	$1,977,017
Purchases of property and equipment	(34,949)	(359,687)	(216,106)	(948,110)
Capitalization of software development costs	(48,084)	(30,991)	(282,513)	(124,147)

Free cash flow	$2,223,290	$1,017,210	$4,913,784	$904,760

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets, stock-based compensation and the accretion of preferred stock. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.